EXHIBIT 77Q1(b)

COPY OF TEST DESCRIBED IN SUB-ITEM 77D


Resolution 1
WHEREAS, the investment practice of any Portfolio whose principal investment strategy is to invest in companies located outside of the U.S. currently requires the Portfolio to be invested in at least three countries at all times;

WHEREAS, the investment practice of any Portfolio whose principal investment strategy is to invest in companies located outside of the U.S. currently prohibits the Portfolio from investing more than 50% of its assets in any one second tier country or more than 25% of its assets in any one third tier country; and

WHEREAS, Pacific Life Insurance Company, adviser of the Fund, desires that the investment practice be amended to allow each Portfolio to invest in any number of countries and to remove the limitation on investments in second and third tier countries; therefore it is

RESOLVED, that the investment practice of any Portfolio whose principal investment strategy is to invest in companies located outside of the U.S. be, and hereby is, amended to remove the requirement of being invested in at least three countries;

RESOLVED, that the investment practice of any Portfolio whose principal investment strategy is to invest in companies located outside of the U.S. be, and hereby is, amended to remove the limitation on investments in second and third tier countries.


Resolution 2

WHEREAS, the Multi-Strategy Portfolio currently invests about 60% of its assets in equity securities, principally made up of the common stock of large and medium-sized companies, and about 40% in fixed income securities, principally made up of bonds and notes issued by U.S. and foreign companies and governments, and mortgage related securities including stripped mortgage related securities; and

WHEREAS, OppeheimerFunds, Inc. ("Oppenheimer"), the newly appointed portfolio manager of the Multi-Strategy Portfolio, desires that the Portfolio's investment practice be amended to replace the 60%/40% allocation with an allocation of at least 25% of the portfolio's assets in equity securities and at least 25% in fixed income securities; therefore it is

RESOLVED, that the investment practice of the Multi-Strategy Portfolio be, and hereby is, amended to replace the current allocation of about 60% of the portfolio's assets in equity securities and about 40% of its assets in debt securities with an allocation of at least 25% of the portfolio's assets in equity securities and at least 25% in fixed income securities.


Resolution 3

WHEREAS, the investment practice of the Multi-Strategy Portfolio currently allows investments in foreign denominated securities, including up to 10% of the Portfolio's assets in foreign denominated debt securities; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Multi-Strategy Portfolio, desires that the Portfolio's investment practice be amended to allow the Portfolio to invest up to 50% of its total assets in foreign denominated securities, of which 10% can be in foreign denominated debt securities; therefore it is

RESOLVED, that the investment practice of the Multi-Strategy Portfolio be, and hereby is, amended to allow the Portfolio to invest up to 50% of its total assets in foreign denominated securities, including up to 10% in foreign denominated debt securities.


Resolution 4

WHEREAS, the investment practice of the Multi-Strategy Portfolio currently allows investment of about 40% of the portfolio's assets in fixed income securities, including high yield bonds; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Multi-Strategy Portfolio desires that the Portfolio's investment practice be amended to limit the Portfolio to 35% of its total assets in high yield bonds; therefore it is

RESOLVED, that the investment practice of the Multi-Strategy Portfolio be, and hereby is, amended to limit the Portfolio to 35% of its total assets in high yield bonds.


Resolution 5

WHEREAS, the investment practice of the Multi-Strategy Portfolio currently allows the Portfolio to only invest in American Depositary Receipts and in foreign securities that are listed on a U.S. exchange or otherwise included in the Standard & Poor's 500 Index; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Multi-Strategy Portfolio desires that the Portfolio's investment practice be amended to allow the Portfolio to invest in any ADR or foreign security; therefore it is

RESOLVED, that the investment practice of the Multi-Strategy Portfolio be, and hereby is, amended to allow the Portfolio to invest in any American Depositary Receipt or foreign security.


Resolution 6

WHEREAS, the investment practice of the Multi-Strategy Portfolio currently allows the Portfolio to invest up to 5% of its net assets in mortgage dollar rolls; and

WHEREAS, OppenheimerFunds, Inc. ("Oppenheimer"), portfolio manager of the Multi-Strategy Portfolio desires that the Portfolio's investment practice be amended to allow the Portfolio to invest in mortgage dollar rolls without limit; therefore it is:

RESOLVED, that the investment practice of the Multi-Strategy Portfolio be, and hereby is, amended to allow the Portfolio to invest in mortgage dollar rolls without limit, effective January 1, 2003.


Resolution 7

WHEREAS, the investment practice of the Large-Cap Core Portfolio currently allows the Portfolio to invest in loans or credit agreements and Banker's acceptances issued by U.S. and foreign banks with assets of at least U.S. $500 million as of the end of their most recent fiscal year; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Large-Cap Core Portfolio desires that the Portfolio's investment practice be amended to remove the investment practice of the Portfolio which allows investment in loans or credit agreements and Banker's acceptances issued by U.S. and foreign banks with assets of at least U.S. $500 million as of the end of their most recent fiscal year and to adhere to the Fund's more limited restrictions on bank obligations; therefore it is

RESOLVED, that the investment practice of the Large-Cap Core Portfolio be, and hereby is, amended to remove the investment practice of the Portfolio which allows investment in loans or credit agreements and Banker's acceptances issued by U.S. and foreign banks with assets of at least U.S. $500 million as of the end of their most recent fiscal year.


Resolution 8

WHEREAS, the investment practice of the Large-Cap Core Portfolio currently allows the Portfolio to invest in short-term debt obligations of savings and loan institutions with assets of at least U.S. $500 million as of the end of their most recent fiscal year; and

WHEREAS, Oppenheimer, manager of the Large-Cap Core Portfolio desires that the Portfolio's investment practice be amended to remove the investment practice of the Portfolio which allows investment in short-term debt obligations of savings and loan institutions with assets of at least U.S. $500 million as of the end of their most recent fiscal year and to adhere to the Fund's more limited restrictions on bank obligations; therefore it is

RESOLVED, that the investment practice of the Large-Cap Core Portfolio be, and hereby is, amended to remove the investment practice of the Portfolio which allows investment in short-term debt obligations of savings and loan institutions issued by U.S. and foreign banks with assets of at least U.S. $500 million as of the end of their most recent fiscal year.


Resolution 9

WHEREAS, the investment practice of the Large-Cap Core Portfolio currently allows the Portfolio to only invest in American Depositary Receipts and in foreign securities that are listed on a U.S. exchange or otherwise included in the Standard & Poor's 500 Index; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Large-Cap Core Portfolio desires that the Portfolio's investment practice be amended to allow the Portfolio to invest in any ADR or foreign security; therefore it is

RESOLVED, that the investment practice of the Large-Cap Core Portfolio be, and hereby is, amended to allow the Portfolio to invest in any American Depositary Receipt or foreign security.


Resolution 10

RESOLVED, that the name of the Large-Cap Core Portfolio be changed to the Main Street Core Portfolio, effective January 1, 2003.


Resolution 11

WHEREAS, the investment practice of the Emerging Markets Portfolio currently allows the Portfolio to invest up to 10% of its total assets in U.S. government securities, high quality debt securities, money market obligations, and in cash to meet cash flow needs or if the U.S. government ever imposes restrictions on foreign investing; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Emerging Markets Portfolio desires that the Portfolio's investment practice be amended to remove the 10% limitation; therefore it is

RESOLVED, that the investment practice of the Emerging Markets Portfolio be, and hereby is, amended to remove the limitation of 10% of its assets in U.S. government securities, high quality debt securities, money market obligations, and in cash to meet cash flow needs or if the U.S. government ever imposes restrictions on foreign investing.


Resolution 12

WHEREAS, the investment practice of the Emerging Markets Portfolio currently allows the Portfolio to only invest in bank obligations of foreign banks (including U.S. branches of foreign banks) which at the time of investment: (i) had more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest foreign banks in the world; (iii) have branches or agencies (limited purpose offices which do not offer all banking services) in the U.S.; and (iv) in the opinion of the Manager, are of an investment quality comparable to obligations of U.S. banks in which the Portfolio may invest; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Emerging Markets Portfolio desires that the Portfolio's investment practice be amended to remove the restrictions on the Portfolio's investments in bank obligations of foreign banks (including U.S. branches of foreign banks); therefore it is

RESOLVED, that the investment practice of the Emerging Markets Portfolio be, and hereby is, amended to remove the investment practice which allows the Portfolio to only invest in bank obligations of foreign banks (including U.S. branches of foreign banks) which at the time of investment: (i) had more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest foreign banks in the world;
(iii) have branches or agencies (limited purpose offices which do not offer all banking services) in the U.S.; and (iv) in the opinion of the Manager, or of an investment quality comparable to obligations of U..S. banks in which the Portfolio may invest.


Resolution 13

WHEREAS, the investment practice of the Emerging Markets Portfolio currently allows the Portfolio to invest in corporate debt securities rated Baa or better by Moody's or BBB or better by S&P; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Emerging Markets Portfolio desires that the Portfolio's investment practice be amended to allow the Portfolio to invest in corporate debt securities rated between Baa and C by Moody's or BBB and C by Standard & Poor's; therefore it is

RESOLVED, the investment practice of the Emerging Markets Portfolio be, and hereby is, amended to allow the Portfolio to invest in corporate debt securities rated above C by Moody's or Standard & Poor's.


Resolution 14

WHEREAS, the investment practice of the Emerging Markets Portfolio currently allows the Portfolio to invest up to 5% of its net assets in warrants and rights (valued at the lower of cost or market) provided that no more than 2% of its net assets are invested in warrants not listed on the New York or American Stock Exchanges; and

WHEREAS, Oppenheimer, the newly appointed portfolio manager of the Emerging Markets Portfolio desires that the Portfolio's investment practice be amended to remove the limitation on investment in warrants and rights and be limited by the Fund's non-fundamental investment restriction on warrants; therefore it is

RESOLVED, that the investment practice of the Emerging Markets Portfolio be, and hereby is, amended to remove the limitation of 5% of its net assets in warrants and rights (valued at the lower of cost or market) provided that no more than 2% of its net assets are invested in warrants not listed on the New York or American Stock Exchanges.